Calculation of Filing Fee Tables
S-1
ARC Group Securities Acquisition I
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Representative Shares	457(a)	483,000	$ 10.00	$ 4,830,000.00	0.0001381	$ 667.02
Fees Previously Paid	2	Equity	Units, each consisting of one Class A ordinary share, one redeemable warrant (each warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share), and one right	457(a)	12,075,000	$ 10.00	$ 120,750,000.00		$ 16,675.58
Fees Previously Paid	3	Equity	Class A ordinary shares included as part of the units	Other	12,075,000		$ 0.00		$ 0.00
Fees Previously Paid	4	Equity	Warrants included as part of the units	Other	12,075,000		$ 0.00		$ 0.00
Fees Previously Paid	5	Equity	Rights included as part of the units	Other	12,075,000		$ 0.00		$ 0.00
Fees Previously Paid	6	Equity	Class A ordinary shares underlying the Warrants included as part of the Units	Other	12,075,000	$ 11.50	$ 138,862,500.00		$ 19,176.91
Fees Previously Paid	7	Equity	Class A ordinary shares underlying the Rights included as part of the Units	457(a)	3,018,750	$ 10.00	$ 30,187,500.00		$ 4,168.89
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 294,630,000.00		$ 40,688.40
			Total Fees Previously Paid:						$ 2,501.34
			Total Fee Offsets:						$ 37,520.04
			Net Fee Due:						$ 667.02
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Representing an aggregate of 483,000 Class A ordinary shares, including up to 63,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full. An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Includes up to 1,575,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act. An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[4]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act. An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[5]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act. An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[6]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[7]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-291302	11/06/2025		$ 37,520.04
Fee Offset Sources		ARC Group Securities Acquisition I	S-1	333-291302		11/06/2025						$ 37,520.04
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The Registrant previously paid registration fees of $37,520.04 in connection with the initial filing of this Registration Statement on Form S-1 on November 6, 2025.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date